Exhibit 32

     Certification of Principal Executive Officer Pursuant to 18 U.S.C 1350
                (Section 906 of the Sarbanes -Oxley Act of 2002)

I, John A. Dugan, Chairman and Director "principal executive officer" of SFG Financial Corporation (the "Registrant") certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended October 31,2003 of the Registrant (the "Report");

     (1) The Report fully complies with the requirements of Section 13(a)[15(d)] of the Securities Act of 1934,as amended; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Registrant.


Dated: 10/24/2005                                 /s/ John A. Dugan
                                                  ------------------------
                                                  John A. Dugan
                                                  Chairman/CEO and Director